BioBalance
CORPORATION

Keeping the GI Tract in Balance

NEW YORK HEALTH CARE

To: NYHC Board

From: D. O'Donnell

Cc: D. Katz

Date: September 6, 2006

Re: Resignation

Gentlemen:

I voluntarily resign my positions as executive officer and director of New York Health Care, Inc. and BioBalance Corporation, effective immediately.

Sincerely,

Dennis M. O'Donnell